                                                                     EXHIBIT 3.3

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                        ALBANY MOLECULAR RESEARCH, INC.


     ALBANY MOLECULAR RESEARCH, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Albany Molecular Research, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 6, 1998.

     2. This Restated Certificate of Incorporation restates and integrates, but does not further amend, the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on _______, 1999 (the "Certificate"), and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware (the
"DGCL").

     3. The text of the Certificate is hereby restated in its entirety to provide as herein set forth in full.


                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the Corporation is Albany Molecular Research, Inc.


                                  ARTICLE II
                                  ----------

                               REGISTERED OFFICE
                               -----------------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                  ARTICLE III
                                  -----------

                                    PURPOSE
                                    -------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

     The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Two Million (52,000,000) shares, of which (a) Fifty Million (50,000,000) shares shall be common stock, par value $.01 per share (the "Common Stock"), and (b) Two Million (2,000,000) shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock").

     Except as otherwise restricted by this Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock.

     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                               A.  COMMON STOCK
                                   ------------

     1.   Designation; Ranking.  A total of 50,000,000 shares of the
          --------------------
Corporation's common stock shall be designated as Common Stock, $.01 par value per share (the "Common Stock").

     2.   Voting.
          ------

          (a)  Election of Directors.  The holders of Common Stock shall be
               ---------------------
     entitled to elect all of the Directors of the Corporation. Such Directors shall be the candidates receiving the highest number of affirmative votes entitled to be cast (with each holder entitled to cast one vote for or against each candidate with respect to each share held by such holder), with votes cast against such candidates and votes withheld having no legal effect. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation. If a person elected in accordance with the foregoing provisions should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares entitled to vote for such Directors, in the manner and on the basis specified above.

          (b)  Other Voting.  The holder of each share of Common Stock shall be
               ------------
     entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders upon any items submitted to a vote of stockholders.

     3.   Dividends.  The holders of Common Stock shall be entitled to receive
          ---------
dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

     4.   Liquidation.  Upon any liquidation, dissolution or winding up of the
          -----------
Corporation and its subsidiaries, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.


                       B.  UNDESIGNATED PREFERRED STOCK
                           ----------------------------

     1.   Authority to Issue.  Subject to any limitations prescribed by law, the
          ------------------
Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

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

Any action by the Board of Directors or any authorized committee thereof under this Article B shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee.

     2.   Powers, Preferences, Rights, Qualifications, Limitations and
          ------------------------------------------------------------
Restriction of Each Series of Undesignated Preferred Stock.  The Board of
----------------------------------------------------------
Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting rights and powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The consideration for which the shares of such series shall be issued;

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

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.


                                   ARTICLE V
                                   ---------

                              STOCKHOLDER ACTION
                              ------------------

     Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.


                                  ARTICLE VI
                                  ----------

                                   DIRECTORS
                                   ---------

     1.   General.  The business and affairs of the Corporation shall be managed
          -------
by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2.   Election of Directors.  Election of Directors need not be by written
          ---------------------
ballot unless the By-laws of the Corporation shall so provide.

     3.   Terms of Directors.  The number of Directors of the Corporation shall
          ------------------
be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Chester J. Opalka and Frank W. Haydu III; the initial Class II Director of the Corporation shall be Donald E. Kuhla, Ph.D.; and the initial Class III Directors of the Corporation shall be Thomas E. D'Ambra, Ph.D. and Anthony P. Tartaglia, M.D. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, the initial Class II Director shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

     During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and
(ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall automatically terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

     4.   Vacancies.  Subject to the rights, if any, of the holders of any
          ---------
series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the
                                   --------  -------
number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     5.   Removal.  Subject to the rights, if any, of any series of Undesignated
          -------
Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Restated Certificate of Incorporation, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.


                                  ARTICLE VII
                                  -----------

                            LIMITATION OF LIABILITY
                            -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                 ARTICLE VIII
                                 ------------

                             AMENDMENT OF BY-LAWS
                             --------------------

     1.   Amendment by Directors.  Except as otherwise provided by law, the By-
          ----------------------
laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2.   Amendment by Stockholders.  The By-laws of the Corporation may be
          -------------------------
amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that
              --------  -------
stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.


                                  ARTICLE IX
                                  ----------

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

     The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein, are granted subject to this reservation. No amendment or repeal of this Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80%
               --------  -------
of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII or Article IX of this Restated Certificate of Incorporation.

     THIS RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of _____, 1999.

                                 ALBANY MOLECULAR RESEARCH, INC.



                                 By:______________________________________
                                    Name:
                                    Title:

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